Exhibit 99.1

Unigene Announces Novartis’ Disclosure of First Interpretable Results from Phase 3 Trial of Calcitonin (SMC021) in the Treatment of Post-menopausal Osteoporosis

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November 14, 2011 – Boonton, NJ – Unigene Laboratories, Inc. (OTCBB: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, today announced that Novartis Pharma AG ("Novartis") has disclosed first interpretable results from a three-year Phase 3 trial, Study 2303, conducted by its license partner Nordic Bioscience, assessing the safety and efficacy of an oral formulation of calcitonin (SMC021), which used Emisphere’s proprietary oral delivery technology, in the treatment of post-menopausal osteoporosis.

These results indicate that Study 2303 failed to demonstrate a significant difference between treatment groups at three years for the primary endpoint, with no statistically significant treatment effect observed on the reduction of the occurrence of new vertebral fractures.  Similarly no statistical significant response was observed on key secondary endpoints such as new non-vertebral fractures or new clinical fractures. According to Novartis, the only statistically significant treatment effect in the first interpretable results dataset, which contains only the most important analyses for expedited review, was an increase in lumbar spine Bone Mineral Density in the SMC021 treatment group relative to placebo. Preliminary analysis of data did show that SMC021 displayed a positive safety profile.

Novartis’ Study 2303, evaluating an oral formulation of calcitonin (SCM021) for the treatment of osteoporosis, was developed using Emisphere’s proprietary oral delivery technology and, under a worldwide licensing agreement, using Unigene’s patented peptide manufacturing process to produce calcitonin.

Ashleigh Palmer, Unigene’s President and CEO, stated, “While we would have preferred positive results from this Phase 3 trial, the outcome has very limited impact on Unigene’s successful turnaround strategy. Unigene’s own oral formulation of salmon calcitonin reached Phase 3 statistical significance for its primary endpoint as presented in detail at the American Society of Bone and Mineral Research in September.” Palmer continued, “Although today’s news reduces the likelihood of near-term royalties under our manufacturing license with Novartis, it ironically now places Unigene in an exceptionally strong leadership position with respect to our oral peptide drug delivery platform. In recent months, Unigene has demonstrated that our technology and expertise can overcome Phase 3 development patient compliance and food effect challenges for oral calcitonin; reach Phase 2 oral delivery proof-of-concept for an exacting peptide like PTH; and engage multiple partners in funding feasibility studies for a wide variety of peptides requiring oral delivery across a broad spectrum of therapeutic areas.  Without a doubt, Unigene truly is now the industry’s peptide development partner of choice!”

About Unigene/Novartis License Agreement
In April 2004, Unigene signed a worldwide license agreement with Novartis for a value before royalties of up to $18.7 million to allow Novartis to manufacture calcitonin using Unigene’s patented peptide production process. Unigene has received an aggregate of $13.7 million from Novartis under this agreement, and there are up to $5 million in potential milestone payments remaining. Unigene is entitled to single digit royalties on net sales of any existing or future Novartis products containing recombinant salmon calcitonin which in the future are approved for sale by health authorities, and are produced by Novartis using Unigene’s manufacturing technology.

About Osteoporosis
Osteoporosis is a disease in which bones become brittle and so are more likely to break. In osteoporotic women and men, the density and quality of bone are reduced, leading to deterioration of the skeleton and increased risk of fracture. It's often diagnosed only after an osteoporosis-related fracture happens because prior to such an event, the patient has no outward signs or symptoms. The disease has a significant impact on patients' quality of life and it is estimated that one in three women and one in five men over the age of 50 will develop osteoporosis during their lifetimes.

The prevalence of osteoporosis is growing as the number of post-menopausal women rises, along with the general increase in life expectancy. Osteoporosis affects an estimated 75 million people in Europe, the US and Japan. In women over 45, osteoporosis accounts for more days spent in hospital than many other diseases, including diabetes, heart attack and breast cancer. There is currently no cure for osteoporosis, but available treatments can strengthen bones and help reduce the risk of fractures.

Source: International Osteoporosis Foundation

About Unigene Laboratories, Inc.:
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward- looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com / amielach@tiberend.com